SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K/A
 (Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2017

Cigna Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1‑08323 (Commission File Number)	06‑1059331 (IRS Employer Identification No.)

900 Cottage Grove Road
Bloomfield, Connecticut 06002
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:

(860) 226‑6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Cigna Corporation ("Cigna") hereby amends its Current Report on Form 8-K filed on May 1, 2017 (the "original Form 8-K"), in which Cigna reported voting results for its 2017 Annual Meeting of Shareholders.  The sole purpose of this Amendment is to disclose Cigna's decision regarding how often it will conduct shareholder advisory votes on executive compensation.  No other changes have been made to the original Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously disclosed on the original Form 8-K, on April 26, 2017, Cigna shareholders conducted a non-binding advisory vote on the frequency of future advisory votes on executive compensation.  Shareholders recommended that Cigna hold an annual advisory vote on executive compensation.  In light of and consistent with the vote of Cigna shareholders, the Board of Directors determined that Cigna will hold future advisory votes on executive compensation on an annual basis until the next required vote on the frequency of shareholder votes for this purpose (which will occur no later than 2023).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cigna Corporation

Date: July 31, 2017	By:	/s/ Nicole S. Jones
Nicole S. Jones
Executive Vice President
and General Counsel